EXHIBIT 10.111

                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


Escrow Number: _____________________
Date:  May 12, 2006

This Purchase Agreement and Escrow Instructions ("Agreement") is entered into between Seller and Buyer for the purpose of setting forth the agreement of the Parties and instructing Escrow Agent, with respect to the transaction contemplated by this Agreement. For and in consideration of the mutual undertakings set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1. IDENTITY OF PARTIES. The Parties to this Agreement, which shall be referred to hereinafter as "Buyer", "Seller", "Escrow Agent", as indicated below, or Buyer or Seller as a "Party" or Buyer and Seller as the "Parties", are as follows:

            Buyer:          Kierland Crossing LLC
                            Attn:  George A. Schmidt, Executive Vice President
                            Address:  150 East Gay Street, 24th Floor
                            Columbus, Ohio 43215
                            Telephone:  (614) 887-5621
                            Fax:  (614) 621-8863

            Seller:         Kierland Crossing Residential, LLC
                            Attn:  Chris Camberlango
                            Address:  8328 E. Hartford Dr.
                            Scottsdale, Arizona 85255
                            Telephone:  (480) 993-0562
                            Fax: (480) 993-0570

            Escrow Agent:   Flagler Title Insurance Company
                            Attn:  Roger Gamblin
                            5 Harvard Circle, Suite 110
                            West Palm Beach, FL 33409
                            Telephone:  (561) 687-1300
                            Fax:  (561) 686-5039

2. SALE AND ESCROW. Seller is the owner of that certain real property (the "Real Property") identified and legally described in Exhibit A attached hereto, together with all rights, benefits, easements, rights of way and appurtenances thereto and buildings, structures and other improvements constructed or to be constructed thereon (the "Improvements" and, together with the Real Property, the "Property"). Seller has or by Closing will submit the Real Property into a Master Condominium Plan to be known as Kierland Crossing (the "Master Condominium"). Seller, prior to Closing will further submit portions of the Real Property into three condominiums (each a "Tract Condominium" and, together with the Master Condominium, the "Condominium").

Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller certain units (each a "Unit" and collectively, the "Units") in the Condominium for the Aggregate Purchase Price (as defined below) and upon the terms and conditions set forth in this Agreement. The Units will consist of, in the aggregate, not less than 70,000 square feet of floor space area, to be remeasured prior to Closing in accordance with Section 3 below.

As used in this Agreement, the term "Effective Date" means the date on which Seller accepts and executes this Agreement, as indicated on the signature page of this Agreement. The date shown on the first page of this Agreement is included for reference purposes only and may or may not be the same as the Effective Date.

To facilitate the sale and purchase of the Units, Seller and Buyer agree to establish an escrow (the "Escrow") with Escrow Agent. For purposes of this Agreement, the "Opening of Escrow" shall mean the date on which the Initial Earnest Money (as defined in Section 3) and a copy of this Agreement, executed by Seller and Buyer, are delivered to and accepted by Escrow Agent.

This Agreement together with any supplemental instructions that the parties may agree to in writing shall constitute the Escrow Instructions to Escrow Agent.

3. TERMS OF SALE.

     (a) The purchase price to be paid by Buyer to Seller for any Unit (the "Purchase Price") shall be based on a price of $181 per square foot of the Unit Gross Floor Area (defined below). Notwithstanding the foregoing, if the Seller does not construct the Units within five (5) years of the Effective Date, the Purchase Price shall be increased on each anniversary of the Effective Date thereafter by four percent (4%). For purposes of calculating the Purchase Price, the gross floor area of a Unit shall be the sum of the gross floor area of each building within such Unit, measured to the exterior surface of the perimeter walls of the applicable building and to the center of any demising wall separating the building from another building or any common corridors, hallways or service rooms in the Condominium, regardless of the legal boundaries of the Unit as shown on the Plat or described in the Declaration and regardless of actual as-built dimensions of the Unit or any building within such Unit (each the "Unit Gross Floor Area" and, collectively, the "Gross Floor Area"). The aggregate purchase price for all Units shall be equal to the product of $181 (as adjusted pursuant to this Section) multiplied by the Gross Floor Area (the "Aggregate Purchase Price"). Prior to the commencement of construction of the Included Improvements for any Unit, Buyer shall deposit with the Escrow Agent an amount equal to ten percent of the Purchase Price of such Unit (the "Earnest Money"). Escrow Agent, at Buyer's election and cost, may deposit all funds deposited in the Escrow by Buyer in an interest-bearing account in a federally insured commercial bank. Upon Closing, the Earnest Money for such Unit, together with any interest earned thereon, shall be applied to the Purchase Price for such Unit. On or before Closing, Buyer shall deposit the balance of the Purchase Price for such Unit in full by wire transfer, or by cashiered, certified or teller check, provided that such check is deposited in the Escrow at least one
(1) business day prior to Closing.

     (b) Buyer acknowledges that the Units do not include any parking spaces and that Buyer will be required to provide for any parking spaces necessary for the use and operation of the Units for their intended purpose in accordance with the requirements of the City of Scottsdale.

4. CONDOMINIUM DOCUMENTS. Prior to commencement of construction of the Included Improvements, Seller shall deliver to Buyer drafts the Declaration of Covenants, Conditions and Restrictions for the Master Condominium (the "Master Declaration"), the Condominium Plat for the Master Condominium ("Master Plat"), and the Articles of Incorporation and Bylaws for the Master Condominium association (collectively, the "Master Association Documents"), to be formed pursuant to the terms of the Master Declaration, and the Declaration of Covenants, Conditions and Restrictions for each Condominium (the "Declaration"), the Condominium Plat for each Condominium ("Plat"), and the Articles of Incorporation ("Articles") and Bylaws ("Bylaws") for the each respective Condominium association (collectively, the "Association"), to be formed pursuant to the terms of the Declaration (collectively, the Master Declaration, Master Plat, Master Association Documents, Declaration, Plat, Articles of Incorporation, Bylaws and the Shell Space Criteria described in and any rules, regulations adopted pursuant to the Declaration or the Master Declaration are referred to herein as the "Condominium Documents"). Buyer shall have the right to review the Condominium Documents and may provide commercially reasonable objections to any provision of any Condominium Documents that Buyer determines will adversely affect the use, management or operation of the respective Unit for Buyer's intended purpose. Buyer shall provide written notice of such objection to Seller on or before twenty (20) business days after the date of Buyer's receipt of the last Condominium Document for each respective Condominium, said notice to specify in reasonable detail any matter to which Buyer objects. If Buyer gives any notice of objection to any matter contained in the Condominium Documents, then Seller shall, within ten (10) days after the date such notice of objection is given, either (i) resubmit such Condominium Documents with the appropriate revisions requested by Buyer duly made or (ii) provide notice to Buyer of its refusal to make any such change. In the event Seller fails to provide notice under subsection (ii) above, Seller will be deemed to have elected not to modify the Condominium Documents.

In the event Buyer approves of the Condominium Documents pursuant to this
Section 4, Seller will provide Buyer with any proposed changes to the Condominium Documents for Buyer's approval. If Buyer does not approve the Condominium Documents or any changes to any previously approved Condominium Documents, Buyer may terminate its obligations under this Agreement in accordance with Section 22 below.

Buyer acknowledges that following the Closing, Buyer shall be a member of the Association, and subject to the jurisdiction of and assessment by the Association in accordance with the Condominium Documents. Buyer agrees to abide by all of the terms and provisions of the Condominium Documents, as the same may be amended from time to time. Buyer acknowledges that the Master Association and Association, as applicable, are each a "Party" responsible for the Master Condominium and Condominium, respectively, and in that role each will be allocated a share of various expenses as set forth in the Condominium Documents, with those expenses to be collected by through assessment of the owners of condominium units, including Buyer as the owner of the respective Unit, all as set forth in the Condominium Documents.

The Condominium Documents are superior to all right, title and interest of Buyer in and to the Units and Buyer's rights in and to the Units shall be subject to and subordinate to the terms, covenants, conditions and provisions of the Condominium Documents.

Buyer expressly agrees and acknowledges that any additions, alterations or other changes to the Units are subject to the terms and provisions of the Condominium Documents. Without limiting the generality of the foregoing, all proposed additions, alterations or other changes to the Units must comply with the standards and specifications set forth in the Shell Space Criteria described in the Declaration, and all construction and installation work must comply with the procedures and requirements of the Shell Space Criteria for all purposes. Without limiting the foregoing, Buyer also acknowledges that if Buyer desires to make any additions, alterations or improvements within the Units following the Closing, Buyer shall first obtain all necessary approvals, permits and licenses required for such work from Condominium Documents and all applicable municipal, governmental or quasi-governmental agencies having jurisdiction over the Units. Buyer shall be responsible for any damage to other units and the Common Elements of the Condominium that results from any such additions, alterations or improvements.

5. TITLE REVIEW CONTINGENCY.

     (a) On or prior to the Opening of Escrow, Escrow Agent shall deliver to Buyer and Seller a commitment issued by Escrow Agent for a standard coverage owner's policy of title insurance to be issued to Buyer in the amount of the Purchase Price (the "Title Commitment"), together with legible copies of all documents listed as exceptions to coverage on Schedule B of the Title Commitment. Buyer shall have the right to object to any liens, judgments or encumbrances disclosed by the Title Commitment by giving written notice of such objection to Seller and Escrow Agent on or before ten (10) business days after the date of Buyer's receipt of the Title Commitment, said notice to specify in reasonable detail any matter to which Buyer objects, provided however, Buyer will have no right to object to any easements, covenants, or restrictions which were of record on the Effective Date or this Agreement, nor shall Buyer have the right to object to any Condominium Documents approved by Buyer under Section 4. If Escrow Agent subsequently issues any amendment to the Title Commitment disclosing any additional title exceptions or changes in the legal description or additional requirements of Buyer, Buyer shall be entitled to object to any such matter by giving written notice of such objection to Seller and Escrow Agent on or before five (5) business days after Escrow Agent has delivered to Buyer the amendment to the Title Commitment, said notice to specify in reasonable detail any matter to which Buyer objects. It is the intent of Buyer and Seller that Buyer's right to object to any exception to title and its right to terminate this Agreement for title matters, as provided within Section 5(b), shall be limited to commercially reasonable matters and only exercised in good faith. Notwithstanding anything herein to the contrary, prior to Closing, Seller shall be obligated to satisfy all monetary liens and all liens, judgments or encumbrances that can be cured by the payment of a sum certain.

     (b) If Buyer gives any notice of objection to any matter contained in the Title Commitment, or any amendment thereto, then Seller shall, within five (5) days after the date such notice of objection is given, give written notice to Buyer and Escrow Agent whether Seller is willing to remove or satisfy such matter objected to by Buyer on or before the Closing Date. If Seller indicates it unwillingness to remove any matter objected to by Buyer on or before the Closing, Buyer, within five (5) business days after receipt of such written notice from Seller, shall notify Seller and Escrow Agent in writing of Buyer's election to either: (i) terminate this Agreement; or (ii) waive Buyer's objections and proceed with the purchase of the Units.

     (c) Failure by Seller to timely notify Buyer and Escrow Agent of its unwillingness to remove such objections before the Closing shall be deemed to constitute an indication of Seller's unwillingness to remove or satisfy such objections prior to the Closing.

6. CLOSING. The completion of the purchase of any Unit by Buyer and the closing of Escrow for such Unit (the "Closing") shall occur at the office of Escrow Agent on or before ten (10) days after the receipt by Seller of a certificate of shell completion issued by the City for such Unit. The date of the Closing may be referred to in this Agreement as the "Closing Date." Seller and Buyer each authorize Escrow Agent to execute on their behalf the Affidavit of Property Value required by Arizona law.

On or before the Closing Date, Seller shall deposit with Escrow Agent:

     (a) The Special Warranty Deed;

     (b) Certificate of Non-Foreign Affidavit pursuant to ss.1445 of the Internal Revenue Code;

     (c) All keys and/or means to operate all locks and alarms on the Included Improvements;

     (d) A written acknowledgement of Seller's approval of Escrow Agent's final settlement statement; and

     (e) Such documentation as is reasonably satisfactory to Escrow Agent and Buyer evidencing that Seller and any individuals signing on behalf of Seller have the full power and authority to execute and deliver this Agreement and all documents and instruments required or contemplated hereby;

On or before the Closing Date, Buyer shall deposit with Escrow Agent:

     a. All the Closing and additional costs or expenses payable by Buyer;

     b. all sales tax and transaction privilege taxes applicable to this sale;
and

     c. A written acknowledgement of Buyer's approval of Escrow Agent's final settlement statement; and

     d. Such documentation as is reasonably satisfactory to Escrow Agent and Seller evidencing that Buyer and any individuals signing on behalf of Buyer have the full power and authority to execute and deliver this Agreement and all documents and instruments required or contemplated hereby;

Seller and Buyer each shall pay one half (1/2) of the escrow fees. All recording fees and other fees payable in connection with the Closing shall be paid by Seller or Buyer in accordance with the custom and practice for commercial real estate sales in Maricopa County, Arizona, as determined by Escrow Agent. All real property taxes for the year in which the Closing occurs shall be prorated as of the Closing Date based on the most recent tax rate, and all improvement district assessments levied against the Unit which become due and payable during the year in which the Closing occurs shall be prorated as of the Closing Date; provided, however, that if the Closing is delayed because of a default by Buyer, all real property taxes and improvement district assessments affecting the Unit shall be prorated as of the date for the Closing set forth in this Section regardless of the actual date of the Closing. For proration purposes, real property taxes and assessments on the land and the Building within the Condominium shall be allocated between the units in the Building on the basis of the relative square footages of the Units. Buyer's share of taxes and assessments for the Unit for the remainder of the year in which Closing occurs shall be paid to the Association at Closing, so that the Association may pay the tax bill when due.

Except in the case of a delay in the Closing caused by default of Seller, Seller shall not have any responsibility for any costs, expenses, liabilities, losses or damages incurred by Buyer as a result of any delay in the Closing, including, but not limited to, increased financing costs.

7. UTILITIES. Buyer acknowledges that Buyer shall be solely responsible for arranging for all utilities, including electrical service and telephone service to be turned on to the Units.

8. CONVEYANCE AND TITLE INSURANCE. Title to the Unit shall be conveyed to Buyer at the Closing for such Unit by special warranty deed, a form of which is attached hereto as Exhibit B ("Special Warranty Deed"), subject to all matters of record. At the Closing, Escrow Agent shall deliver to Buyer an irrevocable commitment to issue to Buyer following the Closing, a standard owner's policy of title insurance in the amount of the Purchase Price, insuring that fee title to the Unit is vested in Buyer subject to: (a) taxes and improvement district assessments not due and payable on or before the Closing; (b) the REMA, Plat and the Declaration and all amendments thereto; and (c) any other matters of record affecting the Unit approved or deemed approved by Buyer pursuant to Section 5. If Buyer elects to obtain any title endorsements or an extended coverage title insurance policy, any additional premiums, requirements and/or costs for any such endorsements and/or an extended coverage title insurance policy shall be paid by Buyer. The issuance of any title endorsements or extended coverage requested by Buyer shall not be a condition precedent to the Closing.

9. INCLUDED IMPROVEMENTS. Prior to commencement of construction of the Included Improvements, Seller shall provide Buyer with a copy of all plans and specifications (the "Preliminary Plans and Specifications") for the construction of all improvements to be located on each Unit (the "Included Improvements"), which Preliminary Plans and Specifications shall include the requirements shown on Exhibit C attached hereto and shall provide for the Included Improvements to include a minimum of 70,000 square feet of retail space architecturally harmonious with any other improvements to be constructed on the Condominium with a standard of construction comparable or superior to the standard of construction for projects similar in size, location and operation, including without limitation, the project commonly referred to as Kierland Commons. Buyer shall review the Preliminary Plans and Specifications and shall provide written notice of (a) any failure of such Preliminary Plans and Specifications to meet the requirements of Exhibit C, and (b) any other commercially reasonable objection to the Preliminary Plans and Specifications to Seller on or before twenty (20) business days after the date of Buyer's receipt of the Plans and Specifications, said notice to specify in reasonable detail any matter to which Buyer objects. If Buyer gives any notice of objection to any matter contained in the Preliminary Plans and Specifications, then Seller shall, within ten (10) days after the date such notice of objection is given, either (i) resubmit the Preliminary Plans and Specifications with the appropriate revisions requested by Buyer duly made or (ii) provide notice that Seller will not revise the Preliminary Plans and Specifications. In the event Seller modifies the Preliminary Plans and Specifications and Buyer approves of such modifications (as approved, the "Plans and Specifications"), Seller shall cause the construction of the Included Improvements in accordance with the Plans and Specifications. If Seller fails to provide modified Preliminary Plans and Specifications or notify Buyer that it will not modify the Preliminary Plans and Specifications within the time frames provided above, Seller shall be deemed to have elected to not modify the Preliminary Plans and Specifications and Buyer may terminate its obligations under this Agreement in accordance with Section 22 below.

The Included Improvements constitute all of the improvements that Seller has agreed or is obligated to construct for the benefit of Buyer and all other improvements shall be made by and at the sole cost and expense of Buyer in accordance with the requirements of the Condominium Documents. Without limiting the generality of the foregoing, all improvements by or for Buyer shall comply with the Shell Space Criteria described in Section 4 above.

The transaction contemplated by this Agreement has been an arms length negotiation between Seller and Buyer. Other than the matters expressly represented in this Agreement, Buyer has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Seller or any of Seller's agents, employees or representatives, and Buyer hereby acknowledges that no such representations or warranties have been made. Except for representations of Seller expressly contained in this Agreement, Seller specifically disclaims, and neither Seller nor any of Seller's members, employees, agents or affiliates is making any representation, warranty or assurance whatsoever to Buyer, and no warranties or representations of any kind or character, either express or implied, are made by Seller or may be relied upon by Buyer with respect to the status of title to, or the construction, design, condition, marketability of, or any other matter pertaining to the Units, the Common Elements of the Condominium or any other part of the Condominium, it being the express intention of Seller and Buyer that, except as expressly set forth in this Agreement with respect to the Included Improvements, the Units will be conveyed and transferred to Buyer, and Buyer will accept the Units, in its condition and state of repair as of the Closing, "AS-IS" and "WHERE-IS" and with all faults and without any warranty express or implied.

10. SELLER COVENANTS. If Buyer approves the Preliminary Plans and
Specifications, Seller hereby covenants and agrees that:

     (a) Seller shall, without cost or expense to Buyer, commence or cause the commencement of construction of the Included Improvements and shall continue construction diligently to completion.

     (b) By the Closing Date, Seller shall have completed or caused the completion of construction of the Included Improvements. The Included Improvements are deemed complete for all purposes of this Agreement when (i) they have been substantially completed in accordance with the Plans and Specifications, as evidenced by the written certification of an independent architect in a form satisfactory to Buyer, (ii) Seller has provided Buyer with a certificate of occupancy and/or any other approvals required to be issued by all appropriate governmental authorities having jurisdiction over the Condominium in order to permit occupancy of the Included Improvements, (iii) notice of completion (recorded, when advisable or necessary under applicable law) and passage of the requisite time without the filing of claims for mechanic's or materialmen's liens, completion affidavit, or other evidence satisfactory to Buyer that the Included Improvements are complete, are free of any lien not otherwise identified in the Title Policy, and have been inspected by and received final approval of the appropriate governmental authorities.

     (c) Seller shall construct the Included Improvements in a good and workmanlike manner in accordance with sound building practices and the Plans and Specifications. Seller shall comply with all existing and future laws, regulations, orders, building codes, restrictions and requirements of, and all permits and approvals from, and agreements with and commitments to, all governmental authorities having jurisdiction over the Condominium (collectively, the "Requirements").

     (d) Seller shall provide Buyer with copies of all change orders (for any change in any work or materials for the Included Improvements, whether positive or negative), together with all additional documents relating thereto that Buyer may require. These documents may include the following: (i) plans and specifications indicating the proposed change, and (ii) a written description of the proposed change and related working drawings. Seller shall obtain Buyer's prior written approval of any material change order. If Buyer does not approve of any material change and Seller incorporates such material change, Buyer may terminate its obligations under this Agreement in accordance with Section 22 below.

     (e) Seller shall obtain shall obtain from the appropriate persons all approvals of any changes in plans, specifications, work, materials or contracts required by any of the Requirements (including those of any governmental authority having jurisdiction over the Real Property) or under the terms of any agreement relating to the Real Property, the Condominium or the Units.

     (f) Buyer may take a reasonable time to evaluate any requests for proposed changes and may require that all approvals required from other parties be obtained before it reviews any requested change. Buyer may approve or disapprove changes in its sole discretion.

     (g) Seller shall obtain, comply with, and keep in effect all permits, licenses, and approvals required from governmental authority in order to construct the Included Improvements. Seller shall deliver copies of all such permits, licenses, and approvals to Buyer within five (5) days after receipt thereof.

     (h) Buyer and its agents and representatives shall have the right to enter and visit the Real Property at any reasonable time for the purposes of performing an inspection of, or observing the work of, construction and examining all materials, plans, specifications, working drawings, and other matters relating to the construction. In each instance, Buyer shall give Seller reasonable notice before entering the Real Property and make reasonable efforts to avoid interfering with Seller's use of the Real Property when exercising any of the rights granted in this Section. If Buyer, in its reasonable judgment, determines that the construction of the Included Improvements fails to conform to the Plans and Specifications or sound building practices, or that such construction otherwise departs from any of the requirements of this Agreement, Buyer shall provide written notice of such determination to Seller. If Seller does not correct such failure, Buyer may terminate its obligations under this Agreement in accordance with Section 22 below.

     (i) Buyer has no duty to visit the site or to supervise or observe construction. Any site visit or observation by Buyer is solely for the purpose of protecting Buyer's rights and interests. No site visit or observation by Buyer shall impose any liability on Buyer or be a representation that Seller is or will be in compliance with the Plans and Specifications, that the construction is free from defective materials or workmanship, or that the construction complies with all applicable Requirements. Neither Seller nor any other party is entitled to rely on any site visit, observation, or examination by Buyer. Buyer owes no duty of care to protect Seller or any other party against, or to inform Seller or any other party of, any negligent or defective design or construction of the Included Improvements or any other adverse condition affecting the Real Property.

     (j) Seller shall pay or otherwise promptly discharge all claims and liens for labor done and materials and services furnished in connection with the construction of the Included Improvements; provided, however, that Seller may, by appropriate proceeding, contest the validity or amount of any asserted claim or lien if the contested claim or lien is bonded or insured.

     (k) Seller shall promptly provide to Buyer, at Seller's sole cost and expense, (a) as-built plans and specifications for the Included Improvements as actually completed, certified by an independent architect as being complete and accurate, and/or (b) an as-built ALTA survey of the Condominiums and Included Improvements in form and substance satisfactory to Buyer, certified by a licensed land surveyor and showing the location of the completed improvements, and all boundary lines, easements, rights of way, and other matters affecting the Condominium.

     (l) Seller shall promptly provide Seller with a copy of any material notices or filings made by Seller with, or received by Seller from, any government authority having jurisdiction over the Real Property.

11. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as of the date hereof and as of Closing as follows (which representations and warranties shall survive Closing for six (6) months):

     (a) The execution and delivery of this Agreement and all documents to be executed and delivered as required hereby, constitute legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

     (b) The execution, delivery and performance of this Agreement by Seller, and all other documents and instruments executed or delivered in connection with the transactions contemplated hereby, do not and will not, violate, conflict with, or contravene any provision of, the corporate charter, bylaws or other organizational documents of Seller, or any judgment, order, decree, writ or injunction, or any law, rule or regulation to which Seller is subject, nor result in any breach of, or constitute a default under, or require separate consent pursuant to, any loan or credit agreement, lease, indenture, mortgage, deed of trust, purchase agreement, guaranty, contract or other instrument to which Seller is a party or by which Seller or any of the Real Property is bound.

     (c) Seller has not (i) made a general assignment for the benefit of its creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition in bankruptcy by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller's assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of Seller's assets, (v) admitted in writing its inability to pay its debts as they become due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

     (d) There is no litigation, investigation or proceeding pending or, to the best of Seller's actual knowledge, contemplated or threatened against Seller which would impair or adversely affect Seller's ability to perform its obligations under this Agreement or any other instrument or document related hereto.

     (e) There are no leases or other agreements for the use or occupancy of all or any portion of any Unit to which Seller is a party or by which Seller is bound.

12. COVENANTS, REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as of the date hereof and on the Closing as follows:

     (a) The execution and delivery of this Agreement and all documents to be executed and delivered as required hereby, constitute legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with there respective terms.

     (b) The execution, delivery and performance of this Agreement by Buyer and all other documents and instruments executed or delivered in connection with the transactions contemplated hereby, do not and will not, violate, conflict with, or contravene any provision of, the operating agreement or other organizational documents of Buyer, or any judgment, order, decree, writ or injunction, or any law, rule or regulation to which Buyer is subject, nor result in any breach of, or constitute a default under, or require separate consent pursuant to, any loan or credit agreement, lease, indenture, mortgage, deed of trust, purchase agreement, guaranty, contract or other instrument to which Buyer is a party or by which Buyer is bound.

13. DEFAULT BY BUYER. If Buyer fails to fully and timely comply with any term or provision of this Agreement, Seller shall give Buyer and Escrow Agent a written notice detailing the default of Buyer. Buyer shall have ten (10) days from the date such notice has been given within which to remedy the default, except that if the required performance cannot be reasonably completed by Buyer within such ten (10) days, then Buyer shall have a reasonable time (but not more than sixty
(60) days) within which to remedy the default. Provided, however, no notice or cure period shall apply as to the failure by Buyer to timely deposit any funds or close the Escrow. If Buyer fails to timely cure the default, then Seller, as its sole remedy hereunder, shall obtain and retain the Earnest Money and cancel this Agreement. Upon such a cancellation, without the need for instructions from Seller or Buyer, Escrow Agent shall pay immediately the Earnest Money to Seller. Buyer and Seller agree that the amount of damages that would be incurred by Seller as a result of a breach of this Agreement by Buyer are difficult to ascertain as of the Effective Date and that the Earnest Money is a reasonable estimate of such damages. Anything contained to the contrary notwithstanding, no provision in this Agreement shall in any way impair Seller's right to pursue any rights or remedies for indemnities or post-termination obligations hereunder. If this Agreement is terminated by Seller pursuant to this Section, Buyer shall not be entitled to collect the Penalty Payment (as defined in the Limited Liability Company Agreement of Buyer).

All of Buyer's obligations and the time periods associated therewith shall be delayed to the extent Buyer is unable to perform any of its obligations on account of any strike or labor problem, act of God, casualty, unusual inclement weather, energy reduction, shortage or blackout, government pre-emption or prescription, unusual government delay, national emergency, civil disobedience, riot, terrorism or any other cause of any kind beyond the reasonable control of Buyer ("Force Majeure").

14. DEFAULT BY SELLER. If Seller fails to comply substantially with the terms and conditions of this Agreement and if Buyer shall have complied with all of its obligations hereunder, Buyer shall give Seller and Escrow Agent a written notice detailing the default of Seller. Seller shall have ten (10) days from the date such notice has been given within which to remedy the default, except that if the required performance cannot be reasonably completed by Seller within such ten (10) days, then Seller shall have a reasonable time (but not more than sixty
(60) days) within which to remedy the default.

All of Seller's obligations and the time periods associated therewith shall be delayed to the extent Seller is unable to perform any of its obligations on account of Force Majeure beyond the reasonable control of Seller.

If Seller does not timely remedy the default, Buyer may terminate this Agreement and the Escrow, whereupon the Earnest Money shall be returned immediately to Buyer and neither Party shall have any further obligation to the other, except for any obligations hereunder that are to survive the termination.

WITHOUT LIMITING THE FOREGOING, THE PARTIES EXPRESSLY WAIVE ANY RIGHT TO HAVE ANY DISPUTE BETWEEN THEM HEARD, RESOLVED OR DECIDED BY A JURY, AND EXPRESSLY WAIVE TRIAL BY JURY. ANY DISPUTE OR PROCEEDING SHALL BE HEARD, RESOLVED AND DECIDED BY A JUDGE SITTING WITHOUT A JURY, IN A COURT WITH JURISDICTION OVER THE MATTER.

15. TERMINATION OF AGREEMENT AND ESCROW; NON-DEFAULT. If this Agreement is terminated by Buyer or Seller as permitted by any provision of this Agreement other than a termination resulting from a default by Buyer or Seller: (a) the Earnest Money shall be returned to Buyer; (b) Escrow Agent shall return promptly all documents to the Party which supplied the documents; (c) Buyer shall return promptly all documents to Seller obtained from Seller in connection with this Agreement; and (d) Buyer and Seller shall have no further obligation pertaining to the purchase or sale of the Units, except for any surviving indemnifications set forth in this Agreement. In the event of any such termination, Seller and Buyer each shall pay one half (1/2) of Escrow Agent's fees and expenses, including any charges relating to the Title Commitment, if any.

16. POSSESSION AND RISK OF LOSS. Buyer acknowledges that Buyer has not been promised an exact time for completion of the Included Improvements or occupancy of any Unit and that Buyer is not the legal owner of any Unit and that possession of any Unit shall remain exclusively in Seller until the Closing for such Unit. Buyer shall not install any improvement, perform any work or store any property in any Unit prior to the Closing for such Unit without prior written consent from Seller, which consent shall not be unreasonably withheld. Buyer shall provide Seller with notice of its intent to enter the Real Property and if Buyer enters the Real Property at any time before the Closing, Buyer, and Buyer's contractors, guests and invitees assume the risk of bodily injury while on the Real Property. Buyer agrees to indemnify, defend and hold Seller harmless for, from and against any and all loss, including, without limitation, personal injuries incurred by Buyer, or Buyer's guests, contractors or invitees, at any time and all times before the Closing, excluding, however, and personal injuries resulting from the willful misconduct or gross negligence of Seller or Seller's agents, employees, contractors, or subcontractors. Such indemnity in favor of Seller shall survive the termination of this Agreement by Buyer or Seller as permitted by any provision of this Agreement. Buyer shall not interfere or give instruction to Seller's employees, contractors or subcontractors at the jobsite. Buyer acknowledges that the jobsite may contain dangerous conditions, and jobsite employees, contractors and subcontractors have no authority to change the Plans and Specifications or the terms of this Agreement.

Except as may be caused by Buyer's willful misconduct or gross negligence (which shall be the sole and complete responsibility of Buyer), Seller shall assume the risk of loss or damage to the Included Improvements, Improvements, or any Unit by fire or other casualty until the Closing for such Unit, at which time the risk of loss shall pass to Buyer and the Association as more fully set forth in the Declaration. In the event of any damage or destruction to or of the Improvements, the Included Improvements, or any Unit prior to Closing of such Unit, Seller shall repair or reconstruct the same to substantially its former condition, or as is intended to be renovated.

17. BROKER. Seller and Buyer each represent to the other that the representing Party has not dealt with any real estate broker or any other party entitled to a commission, broker's fee or other compensation in connection with the sale of the Units by Seller to Buyer. Except as set forth in the preceding sentence with respect to the commission to be paid to the Broker(s), Seller shall defend, indemnify, and hold harmless Buyer, and Buyer shall defend, indemnify, and hold harmless Seller, from and against all claims by third parties for any brokerage, commission, finders, or other fees relative to this Agreement or the sale of all or any portion of the Units, and all court costs, attorneys' fees and other costs or expenses arising therefrom, and alleged to be due by authorization of the indemnifying Party. The Broker(s) shall not be entitled to any portion of the Earnest Money upon the release or forfeiture of the same to Seller. This Section shall survive the Closing or any termination of this Agreement.

18. EXCLUSIVITY. Seller represents and warrants to Buyer that Seller has not entered into and will not enter into, prior to Closing or the termination of this Agreement, any contract for the sale of the Units.

19. RECORDATION. Seller and Buyer acknowledge and agree that neither this Agreement nor any Memorandum of this Agreement shall be recorded with the Maricopa County Recorder.

20. NOTICES. All notices to be given by either Party to the other shall be in writing addressed to the Party to receive the notice at the address as set forth in Section 1 or at such other address as may be indicated by a Party by written notice to the other. Any notice given as provided in this Section shall be effective: (a) upon receipt if hand delivered, with proof of delivery, or given by facsimile transmission, with proof of transmission, prior to 5:00 p.m. on a business day (if after 5:00 p.m. or on a nonbusiness day, such notice shall be deemed received on the next business day); (b) the next business day following the deposit of the notice with delivery charges prepaid and proof of delivery, with Federal Express, United Parcel Service or other nationally recognized overnight delivery service; or (c) two (2) business days following the day of deposit in the United States first class mail, registered or certified postage prepaid.

21. ADDITIONAL ACKNOWLEDGEMENTS OF BUYER.

     (a) Seller nor any of its officers, employees, agents or representatives has made any representation concerning potential for future value, profit, rental income potential, tax advantages, or investment potential of the Units. Buyer hereby further acknowledges and warrants that it is entering into this Agreement based upon its independent assessment of the economic potential of the Units and without reliance upon any representations by or on behalf of Seller or its agents with respect to such matters.

     (b) Binding Effect of Contract. Buyer acknowledges and agrees that this Agreement is an important legal document, and that the execution of this Agreement by Buyer indicates that Buyer understands its rights and obligations under this Agreement and that Buyer has sought (or has been given the opportunity to seek) legal advice regarding this Agreement.

     (c) Interstate Land Sales and Public Report Exemptions. Seller intends that this transaction be exempt from the Interstate Land Sales Full Disclosure Act under one or more exemptions. Buyer also acknowledges that the transaction contemplated by this Agreement is exempt from the Arizona subdivision public report requirements of A.R.S. ss.32-2181, et seq.

     (f) Future Construction. Buyer acknowledges that construction activity at the Condominium may continue after the Closing and occupancy of any Unit by Buyer. Buyer agrees to make no claim against the Seller or its contractors, subcontractors, suppliers, agents or employees and hereby releases and discharges Seller, its contractors, subcontractors, suppliers, agents and employees for, from and against all claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees and court costs, arising as a result of such construction activity.

     (g) Other Changes. Buyer acknowledges that there may be minor variations in the location of the walls of any Unit or other portions of the Condominium. Seller disclaims any responsibility or liability there for and Buyer hereby releases Seller from any and all responsibility, obligation or liability whatsoever for the occurrence of same.

22. BUYER'S CONTINGENCIES. Buyer's obligations under this Agreement are contingent upon (i) Seller completing or causing the completion of the construction of the Included Improvements in accordance with the Plans and Specifications as may be modified or amended with the consent of Buyer, and (ii) the issuance of a certificate of shell completion issued by the City for any Unit. If (i) Seller provides, or is deemed to have provided, notice that it will not modify the Preliminary Plans and Specifications under Section 9, (ii) Buyer does not approve of the Condominium Documents or any modification thereto under
Section 4, (iii) Seller incorporates any material change to the Plans and Specifications without the approval of Buyer under Section 10, or (iv) Seller fails to cure a title defect which was objected to by Buyer in good faith pursuant to Section 5, Buyer may terminate this Agreement by giving written notice of termination to Seller. If this Agreement is terminated by Buyer pursuant to this Section, Buyer shall be entitled to collect the Penalty Payment (as defined in the Limited Liability Company Agreement of Buyer). The contingencies set forth in this Section are solely for the Buyer's benefit and may be waived by Buyer in its sole discretion, but no such waiver shall be valid unless in writing and signed by Buyer.

23. SELLER'S CONTINGENCIES. Seller's obligations under this Agreement are contingent upon Buyer providing the number of parking spaces necessary for the construction, use and operation of the Units for their intended purpose in accordance with the requirements of the City of Scottsdale upon the Premises (as that term is defined within that certain Ground Lease by and between Sucia Scottsdale, LLC a Delaware limited liability company and Buyer). If there is a failure of the contingency identified in this Section, Seller may terminate this Agreement by giving written notice of termination to Buyer. If this Agreement is terminated by Seller pursuant to this Section, Buyer shall not be entitled to collect the Penalty Payment (as defined in the Limited Liability Company Agreement of Buyer). The contingency set forth in this Section are solely for the Seller's benefit and may be waived by Seller in its sole discretion, but no such waiver shall be valid unless in writing and signed by Seller.

24. ASSIGNMENT OF CONSTRUCTION CONTRACTS. Seller hereby assigns to Buyer, to the extent assignable, all right, title and interest Seller has in and to any warranties in any contracts for the construction of all or any portion of the Included Improvements (the "Construction Contracts") to the extent such warranty applies to the construction of all or any portion of the Included Improvements. To the extent any Construction Contract is not assignable and upon delivery of written notification from Buyer of any construction defect or deficiency in connection with any of the Included Improvements, Seller hereby agrees to enforce any such warranty and diligently pursue any and all remedies available to Seller under such Construction Contract as determined by Buyer in its sole and absolute discretion.

25. OMNIBUS ASSIGNMENT. Seller shall execute, acknowledge and deliver to Buyer an omnibus assignment (the "Omnibus Assignment"), conveying and transferring to Buyer all right, title and interest of Seller, if any, in and to all permits, warranties, intangible personal property, plans relating to the Units and other matters set forth herein.

26. MISCELLANEOUS.

     (a) TO INDUCE SELLER TO ACCEPT THIS AGREEMENT, BUYER ACKNOWLEDGES THAT: (i) THERE ARE NO UNDERSTANDINGS, REPRESENTATIONS OR PROMISES OF ANY KIND THAT HAVE BEEN MADE TO INDUCE BUYER TO EXECUTE THIS AGREEMENT, EXCEPT AS SET FORTH IN THIS AGREEMENT; AND (ii) THIS AGREEMENT SETS FORTH IN FULL THE ENTIRE AGREEMENT BETWEEN THE PARTIES; AND THAT BUYER HAS NOT RELIED ON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION OR OTHER PROMISE THAT IS NOT SET FORTH IN THIS AGREEMENT. NO SALESPERSON, BROKER, OR AGENT OR EMPLOYEE OF SELLER HAS THE AUTHORITY TO MAKE ANY ORAL REPRESENTATION OR AGREEMENT NOT CONTAINED IN THS AGREEMENT, AND NO PERSON ON BEHALF OF SELLER IS AUTHORIZED TO MAKE ANY FUTURE ORAL AGREEMENT UPON WHICH BUYER MAY RELY TO CANCEL, CHANGE OR MODIFY ANY PORTION OF THIS AGREEMENT. THIS AGREEMENT SUPERSEDES ANY AND ALL PRIOR UNDERSTANDINGS AND AGREEMENTS BETWEEN SELLER AND BUYER.

     (b) Amendment. This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

     (c) Assignment. This Agreement shall inure to the benefit of and bind Seller and Buyer and their heirs, executors, representatives, administrators, successors and assigns. Notwithstanding anything herein to the contrary, Seller may assign, transfer its rights, or delegate its duties or obligations hereunder to any person or entity controlling or controlled by or under common control with Seller (each such person or entity, an "Affiliate") that has acquired all or any such portion of the Real Property upon which the Included Improvements for any Tract Condominium will be constructed; provided, however, that in connection with such assignment, such Affiliate shall execute and deliver an assignment and assumption agreement, in form and substance satisfactory to Buyer, whereby such Affiliate agrees to be bound by the terms and conditions of this Agreement and to perform Seller's duties and obligations hereunder. Any document, instrument or act purporting to effect any such assignment or delegation in violation of this Section shall be void.

     (d) Waiver. Any failure or delay of Seller to enforce any provision hereof shall not be construed as modifying in any way the terms hereof or as waiving Seller's rights to enforce the provisions hereof. No waiver of Seller's rights hereunder shall preclude Seller's subsequent exercise of its rights hereunder.

     (e) Governing Law. This Agreement and the rights of the Parties hereunder shall be governed by the laws of the State of Arizona.

     (f) Construction. Whenever the context of this Agreement so requires, personal pronouns shall include all genders and singular number shall include the plural.

     (g) Headings. The headings of the sections and paragraphs of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or the intent of this Agreement or any provisions hereof. Unless otherwise specified, all references in this Agreement to sections or subsections refer to the sections or subsections of this Agreement.

     (h) Time of the Essence. Time is of the essence of this Agreement and every term and provision hereof. For purposes of this Agreement a "business day" shall mean and refer to any day other than a Saturday, Sunday or legal holiday. If any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be extended to the next business day.

     (i) Severability. In the event any term, condition or provision of this Agreement is declared illegal, invalid, or unenforceable for any reason, the remaining terms, conditions and provisions shall remain full force and effect and shall in no way be invalidated, impaired or affected thereby.

     (j) Joint and Several Liability. If this Agreement is signed by more than one Buyer, each Buyer shall be jointly and severally liable for all obligations of Buyer under this Agreement.

     (k) Counterparts. This Agreement and any addendum or amendment hereto may be executed in any number of counterparts, all of which shall together constitute one and the same instrument.

     (l) Survival. Any provisions of this Agreement not to be performed prior to the Closing shall survive the Closing and shall not be merged into the Special Warranty Deed by which Seller conveys the Unit to Buyer.

     (m) Further Documents. Buyer and Seller shall execute and deliver any additional documents required or reasonably requested by the other Party or Escrow Agent in order to evidence or give effect to this Agreement, both prior to and following the Closing.

     (n) Exhibits. The following exhibits are attached to this Agreement and shall be deemed incorporated into this Agreement for all purposes.

               Exhibit A     Legal Description
               Exhibit B     Form of Special Warranty Deed
               Exhibit C     Specifications for Construction


                           SEE SIGNATURE PAGE ATTACHED

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth below.

                                BUYER:

                                KIERLAND CROSSING LLC, a Delaware
                                limited liability company

                                By: GLIMCHER PROPERTIES LIMITED PARTNERSHIP,
                                    a Delaware limited partnership, its
                                    managing member

                                    By: GLIMCHER PROPERTIES CORPORATION, a
                                        Delaware corporation, its general
                                        partner

                                        By: /s/ George A. Schmidt
                                        -------------------------
                                            Name: George A. Schmidt
                                            Its: Executive Vice President

                                Date Executed by Buyer: May 12, 2006

                                ACCEPTED BY SELLER:

                                KIERLAND CROSSING RESIDENTIAL, LLC,
                                an Arizona limited liability company

                                By: VANGUARD CITY HOME, LLC, an Arizona
                                    limited liability company, its manager

                                    By: ACC HOMES, INC., an Arizona
                                        corporation, its manager

                                        By: _______________________
                                        Name: A. Christopher Camberlango
                                        Its: President

                                Date Executed by Seller:_________________, 2006

                     ESCROW AGENT'S ACCEPTANCE AND AGREEMENT


     The undersigned Escrow Agent hereby accepts the foregoing Purchase Agreement and Escrow Instructions and agrees to act as the Escrow Agent under this Agreement in strict accordance with its terms.


                                   FLAGLER TITLE INSURANCE COMPANY

                                   By: ________________________________
                                   Name: ______________________________
                                   Title: _____________________________

                                   Date of Acceptance:____________________, 2006

                                    EXHIBIT A

                                Legal Description


The following legal description and any references contained therein are based upon that certain ALTA/ACSM Land Title Survey titled Dial Center, performed by DEI Professional Services, L.L.C., dated and signed on June 22, 2000 by Jason R. Kack, RLS #33315.

A portion of the northwest quarter of Section 11 and the southwest quarter of
Section 2, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, County, Arizona being described as follows:

COMMENCING at a brass cap in hand hole found at the northwest corner of said
Section 11, also being the point of intersection of the monumented centerlines of Greenway-Hayden Loop and Scottsdale Road, from which a brass cap in hand hole found at the intersection of the centerlines of Scottsdale Road and Butherus Road bears South 01(degree)08'00" West a distance of 1100.20 feet; thence South 89(degree)40'34" East, along the centerline of Greenway-Hayden Road, a distance of 65.07 feet to brass cap in hand hole and a point on a non-tangent curve, the radius point of which bears North 00(degree)19'08" East a distance of 2,000.00 feet; thence easterly, along the arc of said curve to the left and said centerline of Greenway-Hayden Loop, through a central angle of 16(degree)55'21", an arc distance of 590.71 feet; thence South 16(degree)36'13" East, a distance of 65.00 feet to a point on a line lying 65.00 feet south of and parallel to said centerline of Greenway-Hayden Loop and the TRUE POINT OF BEGINNING, said point also being the beginning of a curve to the left, of which the radius point bears North 16(degree)36'13" West, a distance of 2,065.00 feet;

Thence easterly along the arc of said curve to the left and said line lying
65.00 feet south of and parallel to the centerline of Greenway-Hayden Loop, through a central angle of 09(degree)03'32", an arc distance of 326.49 feet to a point of reverse curvature having a radius of 20.00 feet;

Thence easterly, along the arc of said curve to the right, through a central angle of 93(degree)29'01", an arc distance of 32.63 feet to a point on a line lying 30.00 feet west of and parallel to the centerline of 73rd Street also being a point of compound curvature, having a radius of 370.00 feet;

Thence southerly, along the arc of said curve lying 30.00 feet west of and parallel to the centerline of 73rd Street, through a central angle of 24(degree)00'27", an arc distance of 155.03 feet;

Thence South 01(degree)08'27" West, along said line lying 30.00 feet west of and parallel to the centerline of 73rd Street, a distance of 1027.01 feet to a point of curvature having a radius of 20.00 feet;

Thence westerly, along the arc of said curve to the right, through a central angle of 90(degree)00'15", an arc distance of 31.42 feet to a point on a line lying 50.00 feet north of and parallel to the centerline of Butherus Road;

Thence North 88(degree)51'18" West, a distance of 320.07 feet;

Thence North 01(degree)08'42" East, a distance of 1000.15 feet to a point of curvature having a radius of 150.00 feet;

Thence northerly, along the arc of said curve to the left, through a central angle of 17(degree)44'55", an arc distance of 46.47 feet;

Thence North 16(degree)36'13" West, a distance of 40.25 feet to the TRUE POINT OF BEGINNING.

Containing 8.994 acres, more or less.

                                    EXHIBIT B

                          Form of Special Warranty Deed



Upon recordation return to:
Justin D. Steltenpohl, Esq.
Squire, Sanders & Dempsey L.L.P.
Two Renaissance Square
40 North Central Avenue, Suite 2700
Phoenix, Arizona 85004

                              SPECIAL WARRANTY DEED
                              ---------------------

     KIERLAND CROSSING RESIDENTIAL, LLC, a Delaware limited liability company ("Grantor"), for the consideration of ten dollars, in hand paid, hereby sells and conveys to KIERLAND CROSSING, LLC, a Delaware limited liability company whose street address is 150 East Gay Street, 24th Floor, County of Franklin and State of Ohio, all of such Grantor's right, title and interest in and to the real property located in the County of Maricopa and the State of Arizona and more specifically set forth on Exhibit A attached hereto, with all its appurtenances and warrant the title against all persons claiming under Grantor to the same, subject to the liens, encumbrances, easements, reservations, conditions and other matters of record.

     Grantor hereby binds itself and its successors to warrant and defend the title against all of the acts of Grantor and no other, subject to the matters set forth above.

     Signed this ___ day of ________, 200_.


                                   GRANTOR:

                                   KIERLAND CROSSING RESIDENTIAL, LLC,
                                   a Delaware limited liability company

                                   By: ________________________________
                                   Name: ______________________________
                                   Its: _______________________________

                                    EXHIBIT C


                         Specifications for Construction